Exhibit 10.25
AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
FORTEGRA GROUP, INC. 2022 EQUITY INCENTIVE PLAN

Name of Participant:	[●]
Total Number of Shares subject to the Option:	[●]
▪Number of Shares Subject to Time-Based Option	[●]
▪Number of Shares Subject to Performance-Based Option	[●]
Grant Date:	[●], 20[●]
Exercise Price Per Share:	$11.25
Expiration Date
The earlier to occur of:
(i) [•], 20[●] [Ten year anniversary of Grant Date]; and
(ii) the date that is ninety (90) days after any termination of the Participant’s Employment, unless otherwise specified herein.

This Amended and Restated Stock Option Agreement (this “Agreement”) effective [ ], 2024 (the “Effective Date”) is between The Fortegra Group, Inc., a Delaware corporation (the “Company”), and the Participant named above. The Company and the Participant are parties to an Option Agreement dated [ ] (the “Prior Agreement”). The Company and the Participant agree that this Agreement shall amend, restate and supersede the Prior Agreement in its entirety. Capitalized terms not otherwise defined herein shall the meanings ascribed to such terms in the Plan (as defined below).
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Grant of the Option. On the Grant Date, the Company grants to the Participant an option to purchase, on the terms and conditions hereinafter set forth and in accordance with the terms of The Fortegra Group, Inc. 2022 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), all or any part of that number of shares of the Company’s common stock, par value $0.01 per share (“Shares”), indicated above (the “Option”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.Vesting. The term “vest” as used herein with respect to the Option or any portion thereof means to become exercisable, and the term “Vested”, as applied to any outstanding Option, means that the Option is then vested and exercisable, subject in each case to the terms of the Plan and this Agreement. The term “Unvested”, as applied to any outstanding Option means that the Option is not then vested and exercisable, subject in each case to the terms of the Plan and this Agreement. Subject to the terms and conditions of this Agreement, [●] Shares subject to the Option shall be subject to a time-based vesting requirement (the “Time-Based Option”) and [●] Shares subject to the Option shall be subject to both a time-based vesting requirement and a performance-based vesting requirement (the “Performance-Based Option”), in each case as set forth below:
(a)Time-Based Option. The Time-Based Option shall satisfy the time-based vesting requirement with respect to one-fifth (1/5th) of the Shares subject to the Time-Based Option on each of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) anniversaries of the Grant Date (each such anniversary, a “Time Vesting Date”), subject to the Participant’s continued Employment on each Time Vesting Date. In the event of a Liquidity Event (as defined below), immediately prior to the consummation of such Liquidity Event and subject to the Participant’s continued Employment as of immediately prior to such consummation, the Time-Based Option shall be deemed a Vested Option.
(b)Performance-Based Option. Subject to the Participant’s continued Employment, following the Grant Date, on the first to occur of: (i) a Change of Control of the Company, or (ii) an Investor Liquidity Transaction (each of (i) and (ii), a “Liquidity Event”), the Performance-Based Option shall be eligible to vest upon the occurrence of such Liquidity Event, if and to the extent the IRR Target set forth below is satisfied (the “Performance Requirement”).

IRR Target	Cumulative Vested Percentage (expressed as a fraction)
17%	0%
18%	12.5%
19%	25.0%
20%	37.5%
21%	50.0%
22%	62.5%
23%	75.0%
24%	87.5%
25%	100%
There shall be straight line interpolation to determine the Cumulative Vested Percentage in the event the IRR Target satisfied is between any of the levels specified above. Except as otherwise provided in this Section 2(b), any portion of the Performance-Based Option that does not become vested upon the first Liquidity Event to occur following the Grant Date because the Performance Requirement is not satisfied will be immediately forfeited upon such Liquidity Event.
3.Effect of Termination of Employment.
(a)Unvested Options. If the Participant’s Employment is terminated by the Company for any reason or no reason, or if the Participant voluntarily terminates his or her Employment, the Unvested Option shall be forfeited; provided, however, that if the Participant’s Employment is terminated due to the Participant’s death or Disability (as defined below), with respect to the Performance-Based Option, such Option shall remain outstanding until the earlier of the ten (10) year anniversary of the Grant Date or the date that is six (6) months after such termination of the Participant’s Employment, as if the Participant’s Employment were continued through such date (but no later than December 31st of the year in which the Participant’s Employment terminates); provided that the Performance-Based Option shall remain subject to the Performance Requirement (to the extent not satisfied prior to the date of such termination) and shall be forfeited in the event that such Performance Requirement is not satisfied prior to the earlier of the ten (10) year anniversary of the Grant Date or the date that is six (6) months after such termination of the Participant’s Employment (or, if earlier, December 31st of the year in which the Participant’s Employment terminates); provided further, that the Option shall be forfeited in the event that the Participant subsequently engages in Competition (as defined below).

(b)Vested Options. If the Participant’s Employment is terminated by the Company for any reason or no reason, or the Participant voluntarily terminates his or her Employment, the Vested Option (to the extent not previously exercised) shall be forfeited on the applicable Expiration Date; provided, that if the Participant’s Employment is terminated due to the Participant’s death or Disability (as defined below), the Vested Option shall remain exercisable until the earlier of the ten (10) year anniversary of the Grant Date or the date that is twelve (12) months after such termination of the Participant’s Employment (but no later than the time period provided in Section 4(a) below); provided further that upon a termination by the Company for Cause, or if the Participant engages in Competition, the Vested Option shall be forfeited for no consideration upon the date of such termination or engagement. For the avoidance of doubt, the Vested Option shall be subject to Section 6(b)(5) of the Plan.
(c)For purposes this Agreement:
“Competition” shall mean the Participant engaging in, participating in, carrying on, owning, or managing, directly or indirectly, either for himself or as a partner, stockholder, officer, director, employee, agent, independent contractor, representative, co-venturer, or consultant (whether compensated or not), any business, partnership, corporation, or other enterprise that is a Competitive Business.
“Competitive Business” shall mean a business that (i) offers products or provides marketing, distribution, administration or related products and services that are the same as or substantially similar to the products and or services provided by the Company and/or its subsidiaries or (ii) engages in any other business the Company and/or its subsidiaries are engaged in or have taken steps to be engaged; provided, however, that the foregoing shall not prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation or other business entity which is listed on an exchange or regularly traded in the over-the-counter market.
“Disability” shall have the meaning as defined under the Company’s long-term disability plan or policy that covers the Participant, or, in the event that the Company has no long-term disability plan or policy covering the Participant, “Disability” shall have the same meaning as defined under Section 409A of the Code.
4.Exercise of Option.
(a)Period of Exercise. Subject to the provisions of this Agreement, the Participant may exercise all or any part of the Vested Option in accordance with Section 6(b) of the Plan at any time prior to December 31 of the calendar year in which the Option (or portion thereof) Vested and any Vested Options not exercised as of December 31 of the calendar year in which the Option (or portion thereof) Vested shall be deemed automatically exercised with the exercise price paid by withholding shares of Stock otherwise issuable in connection with the exercise of the Option (or portion thereof); provided that if, at the time of exercise, the Fair Market Value of a share of Stock is less than the exercise price per Share, then the Vested Option shall be cancelled immediately, automatically, and without consideration or further action. Following the Expiration Date, the Option, including the Vested Option, shall be cancelled immediately, automatically, and without consideration or further action. The Board may condition the exercise of all or any part of the Vested Option on the Participant’s execution and delivery of documentation sufficient to join the Participant to the terms of the Stockholders Agreement.
(b)Method of Exercise Upon Death or Disability. In the event of the Participant’s death or termination of Employment due to Disability, the Vested Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a). Any of the Participant’s heirs or legatees shall take rights herein granted subject to the terms and conditions hereof.
5.Transfer Restrictions.
(a)Notwithstanding anything to the contrary in this Agreement, the Option may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant. The Board shall have the authority, in its discretion, to accelerate the time at which any portion or the entire Option is deemed a Vested Option.
(b)No transfer by will or the applicable laws of descent and distribution of any Shares which are issuable upon exercise of the Option by reason of the Participant’s death shall be effective to bind the Company unless the Board administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Board may deem necessary to establish the validity of the transfer.
6.Taxes.
(a)The Participant acknowledges that the Participant shall consult with the Participant’s own tax advisor regarding the federal, state and local tax consequences of the grant of the Option, the vesting of the Option and issuance of Shares to the Participant upon exercise of the Option and any other matters related to this Agreement. The Participant is relying solely on the Participant’s advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant is solely responsible for the Participant’s own tax liability that may arise as a result of this grant, the vesting of the Option and issuance of Shares to the Participant upon exercise of the Option, or any other matters related to this Agreement.
(b)In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant at the minimum required withholding rate.
(c)In accordance with the terms of the Plan, and such rules as may be adopted by the Board, the Participant may elect, on or before the date that the amount of any tax required to be withheld is determined, to satisfy any applicable tax withholding obligations arising from the receipt or exercise of the Option by:
(i)delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),
(ii)having the Company withhold a portion of the Shares to be issued to the Participant upon exercise of the Option having a Fair Market Value equal to the minimum tax withholding amount for such taxes, or
(iii)delivering to the Company Shares having a Fair Market Value equal to the minimum tax withholding amount for such taxes. The Company shall not deliver any fractional Share but shall pay, in lieu thereof, the Fair Market Value of such fractional Share.
7.General Provisions.
(a)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available to the Participant upon request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Board, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)No Right to Continued Service. Nothing in this Agreement or the Plan shall be construed as giving the Participant the right to be retained as an employee, officer or other service provider to the Company. In addition, the Company may at any time dismiss the Participant from service free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.
(c)Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(f)Section 409A of the Code. The Option is intended to constitute a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.
(g)Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares issuable or transferable upon exercise of the Option until the date that the Shares are issued to the Participant. Except as otherwise expressly provided in the Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are issued to the Participant.
(h)Clawback. If the Company’s fiscal year-end financial statements are restated and it is found that the Participant’s misconduct led to the restatement, the Option granted hereunder may be forfeited and Shares received by the Participant upon exercise of the Option or proceeds received by the Participant upon the sale of Shares received upon exercise of the Option may be recovered by the Company in an amount determined by the Board to the maximum extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)Nature of Payments. This Agreement is in consideration of services performed or to be performed for the Company or any subsidiary, division or business unit of the Company. Any income or gain realized pursuant to this Agreement shall constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary except as may be determined by the Board or board of directors of the applicable subsidiary.
(j)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of this Agreement.

(k)Notices. The Participant shall send all written notices regarding this Agreement or the Plan to the Company at the following address:
The Fortegra Group Inc.
10751 Deerwood Park Boulevard, Suite 200,
Jacksonville, FL 32256
Attention: john Short, General Counsel and Secretary
Email: jshort@fortegra.com
(l)Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
**Signature Page Follows**
IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

THE FORTEGRA GROUP, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

By:
Name:
Dated: